Distribution Agreement
代理商协议
(Exclusive Territory)

THIS AGREEMENT made as of Oct 14, 2010.
本协议签署日 2010 年 9 月 23 日

BETWEEN:
协议双方:

> **YOSION**, a company operating under the laws of the Republic of China with its principal place of business in Shenzhen
> 研兴科技：中华人民共和国合法经营公司，业务经营地点为深圳
> (the "company")

- and 与 -

> **GOSOLARUSA (GSLO)**, a corporation incorporated under the laws of Nevada, USA with its principal place of business at 201 St. Charles Avenue, New Orleans, Louisiana 70170, USA
> GOSOLARUSA（GSLO）：美国合法注册公司，业务经营地点在美国路易斯安那州新奥尔良市查理大道 201 号
>
> (the "Distributor").

WHEREAS: 鉴于

(A) Yosion has developed and owns the Apple Peel 520, listed as Exhibit "A" hereto (the "Products");研兴已经研发和拥有苹果皮 520 产品，参考列表 A 展示

(B) The Distributor or its assigns desires to obtain the exclusive right to promote, distribute and sell the Products in the Territory (as hereinafter defined);经销商希望获得该产品在指定的区域（目前）的独家推广、分销和销售权

(C) The Distributor has assured the Corporation that it possesses the necessary technical and commercial competence and the ability to easily structure the organization necessary to ensure efficient performance of its contractual obligations hereunder:

经销商已确认该处的合作拥有必要的技术和商业运作能力,而且能够轻易的组织结构,确保履行合同义务的履行。

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

现由,在考虑到前提和契约条款,双方同意如下:

Article 1 条款 1
Appointment of Distributor 经销商约定

1.1 **Appointment**. Subject to the terms and conditions of this Agreement, Yosion grants to Distributor the exclusive right to promote, market, distribute and sell the Products in the listed "**Territory**". The Distributor hereby accepts such exclusive appointment and agrees to use its best efforts to develop and promote the sale of the Products in the "**Territory**" during the Term, in accordance with the terms and conditions of this Agreement.

根据此协议的条款,Yosion授予经销商在所列区域独家推广市场、分销和销售产品权利。经销商接受独家经销权,遵循本协议的条款和条件,同意尽其最大努力在所列"区域"推广销售该产品。

Products 产品条款 1

1.2 **Products**. The Products covered by this Agreement shall include the Apple Peel 520 owned by Yosion, as more spcificaelly set forth on Exhibit "A" attached hereto.
产品:内容包括在本协议代理商品由尤生拥有的苹果皮520,更多更具体参照"A"的附件。

Article 2 条款 2
Territory 区域

2.1 **Territory**. The territory covered by this Agreement shall be all countries located on the continent of North America. (the "Territory").
区域:这个协议将覆盖所有北美大陆和地区。

Article 3 条款 3
Duties of Distributor 经销商职责

3.1 The Distributor shall use all reasonable commercial efforts to develop and exploit the maximum sales for the Product in the Territory. 经销商应尽一切可行的商业渠道能力来拓展该产品在所辖区域最大销售额。

(a) **Licenses and Permits.** The Distributor agrees that it shall obtain any and all licenses and permits which may be required under all applicable Federal, State or local law in order to perform the duties and obligations hereunder.
证书和许可证：为了履行职责和本合同项下的义务，经销商同意获得任何按照联邦、州或地方法律要求下，所规定文书中得到的文件。

3.2 The Distributor undertakes to comply with the rules of fair competition and all other applicable Federal, State or local laws and regulations. 经销商承诺遵守公平竞争规则和所有其他适用的联邦、州或地方法律、法规和制订本办法。

3.3 Yosion's representatives may visit the Distributor's offices in order to assist in the improvement of the sales and marketing of the Products. 公司的代表可访问经销商的办事处,以帮助提高销售的产品。

3.4 The Distributor agrees to provide Yosion with regular information as is necessary to keep Yosion up to date regarding sales of the Products, market trends, and the products and advertising of competitors. 经销商同意提供给公司提供迄今为止关于产品销售、市场趋向和广告竞争对手的信息.

Article 4条款 4
Warranty 保证

4.1 Yosion warrants to the Distributor that each product will be free in material and workmanship.公司保证提供给代理商每件产品在物料和工时不另外加收费用。

4.2 The Distributor agrees to setup a PEEL 520 service center for sales and after sales According marketing required. Yosion would offers a percentage material of PEEL 520 for free(like earpieces).代理商同意建立营业支援销售售后服务中心,同时根据市场和销售情况,适当提供一定比例的免费材料(例如耳筒).

Article 5条款 5
Term and Termination 终止条款

5.1 The duration of this Agreement shall be for a period of three (3) years from the date of this Agreement (the "Initial Term"). Thereafter, this Agreement shall be automatically renewed, at the same terms and conditions, for additional, successive one (1) year periods (each, a "Renewal Term") unless either party hereto gives to the other party written notice to terminate this Agreement no later than ninety (90) days prior to the end of the Initial Term or any Renewal Term. The Initial Term and the Renewal Term are hereinafter collectively referred to as the "Term". 本协议的期限为 3 年从本协议之日起（"首期"），此后,该协议自动更新,在相同的条款和条件,另外,连续一(1)年一段期间（"续约(续费)期限"）,除非一方给另一方书面通知另一方终止本协议，不迟于 90

天前的最后期限或任何续约(续费)期限。最初的术语,续约(续费)期限是以下统称为"术语"；

5.2 This Agreement may be terminated at any time by either party immediately upon written notice to the other party in the event that after the date hereof: 到期之后，这个协议可以在任何时间终止一方当立即以书面形式通知另一方。

(a) Either party shall suspend or discontinue its business, or shall make an assignment for the benefit of, or composition with, creditors, or shall become insolvent or be unable or generally fail to pay its debts when due, or either becomes in any jurisdiction a party or subject to (voluntarily or involuntarily) any liquidation or dissolution action or proceeding with respect to itself, or to any bankruptcy, reorganization, insolvency or other proceeding for the relief of financially distressed debtors is commenced with respect to it, or a receiver, liquidator, custodian or trustee shall be appointed for it, or a substantial part of its assets (and with respect to any involuntary action or proceeding, an order entered in the proceeding is not dismissed within thirty (30) days) or it shall take any action to effect or which indicates its acquiescence in any of the foregoing:合约到期时因为公司破产或无力偿还其债务,任何一方应暂停、或停止营业、或予以转让利益、或者和解、债权人在法律许可的范围内或成立一个委员会或受(就本身基于自愿或非自愿解散清算或者任何诉讼或程序,或者任何破产重组程序或其他程序,为缓解与债务人之间经济痛苦,或者应当为它寻找一个接受人,清算人、托管人或受托人,或相当一部分资产(对任何诉讼或程序,通知后三十(30)天以进入不够驳程序)或应当采取任何行动,表明其默认或者在任何的前述。

Article 6 条款 6
Confidentiality 保密

6.1 **Confidential Information.** During the Term hereof and thereafter, the Distributor agrees to keep secret all Confidential Information and will take all steps and institute any internal secrecy procedures which may be necessary to maintain the secrecy of the Confidential Information and further agrees that it shall not use the Confidential Information except in connection with the performance of its obligations under this Agreement. Upon termination of this Agreement, Distributor shall immediately cease to use the Confidential information and shall return to Yosion all documents and copies in its possession or control which in any way embody or evidence the Confidential Information. As used herein, the term "Confidential Information" shall mean all information disclosed to the Distributor or otherwise acquired by the Distributor in connection with its performance of its obligations under this Agreement, concerning or relating in any way to the markets, customers, Products, procedures, plans, operating experience, marketing strategies, organization, employees, financial conditions or plans or business of Yosion., except for such knowledge or information which: (i) is or later becomes publicly known under circumstances involving no breach of this Agreement by

the Distributor; (ii) was already known to the Distributor at the time it received the information or knowledge; (iii) is made available to the Distributor by a third party without secrecy obligation and without breach of its obligations to the Corporation; or (iv) the Distributor is required by law to divulge. 信息保密。在合作期间和之后,经销商同意保密的所有机密信息,对可能需要保密的机密信息将采取一切措施和采用内部保密程序,并同意不得使用机密信息与公司竞争。一旦终止本协议,经销商应立即停止使用机密信息并返回衍生所有文件的副本,或以任何方式体现或记录的机密信息。作为本协议,术语"机密信息"指信息披露给经销商或其他由经销商与履行其在本协议项下的义务,或以任何方式有市场、客户、产品、流程、规划、运营经验,行销策略,组织,雇员,财务状况或计划或商业的 Yosion。除了这些知识,或信息,包括:(1)是已知或之后变得公开的条件下发生的任何违反本协议涉及的经销商;(2)是已知的经销商在它收到您的信息和知识;(3)是由经销商提供由第三方保密义务和无违反其义务的公司;或(4)经销商为法律所规定的披露。

Article 7 条款 7
Force Majeure 不可抗力

7.1 Neither party hereto shall be liable to the other for delay in any performance or for the failure to render any performance under this Agreement when such delay or failure is a direct result of any present or future statute, law, ordinance, regulation, order, failure to deliver on the part of its suppliers, judgment or decree, act of God, earthquake, epidemic, explosion, lockout, boycott, strike, labor unrest, riot, war, or similar catastrophic occurrence. 双方均不承担对方因以下情况所造成的法律责任:天灾、地震、流行病、爆炸、停工、抵制,罢工、暴动、劳工不安、战争、或类似灾难发生的事情。

Article 8 条款 8
General Provisions 一般规定

8.1 **Governing Law**. This Agreement and all sales and commission transactions pursuant hereto shall be governed by the laws of the State of Texas, USA. 适用的法律。本协议的所有销售佣金,交易一定表活动,应当遵守美国德克萨斯州国家法律。

8.2 **Notices**. Any notice, request, demand, waiver, consent, approval or other communication required to be given pursuant to this Agreement (each, a "Notice") shall be in writing and shall be deemed given: (i) upon delivery, if by hand; (ii) after two (2) business days, if sent by express mail or air courier; or (iii) upon transmission, if sent by facsimile (provided that a confirmation copy is sent in the manner provided in clause (ii) of this Section 8.2 within thirty-six (36) hours after such transmission), except that if notice is received by facsimile after 5:00 p.m. on a business day at the place of receipt, it shall be effective as of the following business day. All Notices are to be given or made to the parties at the addresses appearing on the first page hereof, or to such other address as any party may designate by a Notice given in accordance with the provisions of this Section

8.2 通知：任何通知、要求、需求、批准、同意、批准或其他的通讯要求，根据本协议（一个"通知"）应以书面方式，并且被视为给出：(1)在交货时，以手写方式；(2) 如果以快递邮寄或航空快递方式，在第(2)个工作日内；或(3)以传真方式传送，在 36 个小时内确认是否已经发出。除此之外，如果在营业日时间下午 5:00 后收到传真通知，这份通知将延至下一个工作日方得有效。所有有关当事人在这次的协议的地址在第一页出现，任何一方依照本条之规定可以指定一个其他通知地址。

8.3 **Entire Agreement; Amendment.** This Agreement, together with Exhibits hereto, contains the entire agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement. This Agreement may not be modified except in writing, signed by both of the parties hereto. 全部协议；修订。这个协议，连同附件表示双方包含了全部协议和谅解，双方就本事项，协商和理解作为所有之前与本题有关本协议的规定。这个协议除双方签署书面，否则将不会被修改，甲乙双方各执一份。

8.4 **Severability.** In case any one or more provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and other applications thereof shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written. 见证人确认在双方本协议在上述日期签署。

YOSION

Per: ____________________
Pan Yong
President

GOSOLARUSA (GSLO)

Per: ____________________
Tyson Rohde
President

Exhibit "A"
Products

Apple Peel 520:

